AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                 BETWEEN

                     STANDARD MANAGEMENT CORPORATION

                                   AND

                           FLEET NATIONAL BANK



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           AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


          THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of July 18, 1996 by and between STANDARD
 MANAGEMENT CORPORATION, an Indiana corporation (the "COMPANY"), and FLEET NATIONAL BANK, a national banking association (the "STOCKHOLDER").


      WHEREAS, the Company and Shawmut Bank Connecticut, National
 Association entered into a Revolving Line of Credit Agreement dated as of November 21, 1995 (the "Existing Credit Agreement") pursuant to which the Company was indebted to Shawmut Bank Connecticut, National
 Association up to the principal amount of $6,000,000; and

      WHEREAS, in connection therewith, the Company executed certain Warrants To Purchase Common Stock of the Company dated as of November 21, 1995 in favor of the Stockholder (the "Initial Warrants") and also entered into a Registration Rights Agreement dated as of November 21, 1995 by and between Shawmut Bank Connecticut, National Association and the Company (the "Existing Registration Rights Agreement"); and

      WHEREAS, on or about December 1, 1995, Shawmut Bank Connecticut, National Association merged with the Stockholder, and the Stockholder succeeded to all of Shawmut Bank Connecticut, National Association's right, title and interest in the Existing Credit Agreement; and

      WHEREAS, the Company has requested that the Stockholder increase the funds available to the Company under the Existing Credit Agreement up to the principal amount of $16,000,000; and

      WHEREAS, it is a condition precedent to the Stockholder making said increase available to the Company that (i) the Existing Credit Agreement be amended and restated in its entirety, (ii) the Company deliver an additional Warrant To Purchase Common Stock of the Company dated as of July 18, 1996 (collectively, with the Initial Warrants, referred to herein as the "WARRANTS") entitling the Stockholder to subscribe for and purchase 30,000 additional shares of common stock of the Company; and
 (iii) that the Existing Registration Rights Agreement be amended and restated in its entirety; and

            WHEREAS, certain capitalized terms used herein are used as defined in Article 9 herein and in the Initial Warrants and the other Warrants.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


1. DEMAND REGISTRATION
   1.1. REQUESTS FOR REGISTRATION. (i) At any time, a holder of Warrants or Warrant Stock may demand registration under the Securities Act of all or any portion of the Registrable Securities owned by such holder. In order to accomplish such demand, a holder shall send written notice of the demand to the Company, and such notice shall specify the number of Registrable Securities sought to be registered. Unless the Company elects, at its sole option, to make a cash payment to the holder of the Warrants or Warrant Stock as more particularly described in Section 1.1(ii) below in lieu of proceeding with a Demand Registration, the Company shall proceed with any Demand Registration requested by a holder of Warrants or Warrant Stock if the number of Registrable Securities which the Stockholders (including the holder requesting the Demand Registration) shall have elected to include in such Demand Registration pursuant to this Section 1.1 shall be at least 51% of the Warrant Stock issued or issuable upon exercise of the Warrants (excluding Warrant Stock already the subject of a Demand Registration). The minimum share amounts specified in this Section 1.1 shall be appropriately adjusted to account for any stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other action as a result of which additional shares of Common Stock are issued on account of, in conversion of or in exchange for shares of outstanding Common Stock.
             (ii) If the holder of the Warrants or Warrant Stock makes a demand for a Demand Registration of all or a portion of the Registrable Securities owned by such holder, the Company may, instead, at its sole option, elect to make a cash payment to such holder equal to the value of the Warrants or Warrant Stock (or the portion thereof being exercised) in an amount computed using the formula set forth in Section 2.1(iii)(2) of the Warrants.
   1.2. MAXIMUM NUMBER OF DEMAND REGISTRATIONS. In no event shall the total number of Demand Registrations exceed two.
   1.3. PROCEDURE.  Within 10 days after receipt of a demand pursuant to
Section 1.1 hereof, the Company shall give written notice of such requested registration to all other Stockholders and will include in such registration, subject to the allocation provisions below, all other Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice, plus any securities of the Company that the Company chooses to include on its own behalf.
 1.4. EXPENSES. The Company will pay the Registration Expenses of any Demand Registration, but the Underwriting Commissions, if such Demand Registration is underwritten, will be paid by the Selling Stockholders in proportion to any Registrable Securities to be included on their behalf.
 1.5. EXPENSES. The Company shall pay the Registration Expenses of the first Demand Registration, but the Underwriting Commissions, if such first Demand Registration is underwritten, will be paid by the Selling Stockholders in proportion to any Registrable Securities to be included on their behalf. The Selling Stockholders shall pay the Registration Expenses and the Underwriting Commissions, if any, of all other Demand Registrations in proportion to the Registrable Securities included on their behalf.
 1.6. PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is underwritten and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to the fair value, the Company will allocate the Registrable Securities to be included in such Demand Registration, first, to the holders of Warrants and Warrant Stock PRO RATA on the basis of the number of shares of Warrant Stock for which the Company has received written requests for inclusion, and, second, to the Company, and, third, PRO RATA on the basis of the number of Registrable Securities owned by the Selling Stockholders.
 1.7. SELECTION OF UNDERWRITERS. Any Demand Registration may be underwritten, at the election of the Selling Stockholders, and the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for any such offering will be made by the Selling Stockholders; PROVIDED, HOWEVER, that the selection of investment banker(s) and manager(s) shall be subject to the consent of the Company, such consent not to be unreasonably withheld.

2.    PIGGYBACK REGISTRATIONS
 2.1. RIGHT TO PIGGYBACK. Whenever the Company proposes to register the offer, sale or offer and sale of any of its securities for its own behalf under the Securities Act (other than a Demand Registration), and the registration form to be used may be used for the registrations of Registrable Securities to be sold in the manner proposed by the Selling Stockholders (a "PIGGYBACK REGISTRATION"), the Company will give prompt written notice to all Stockholders and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice. The Company shall not select a Restricted Form that would preclude registration of the Registrable Securities that the Company has been requested to include in such registration if the Company could use another available form of registration statement which is not a Restricted form and the use of which would not give rise to added Registration Expenses.
 2.2. PIGGYBACK EXPENSES. In all Piggyback Registrations, the Company will pay the Registration Expenses related to the Registrable Securities of the Selling Stockholders, but the Underwriting Commissions will be paid by the Selling Stockholders in proportion to any Registrable Securities included on their behalf.
 2.3. PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonable related to fair value, the Company will allocate the securities to be included as follows: first, the securities the Company proposes to sell on its own behalf; second, Registrable Securities requested to be included in such registration, PRO RATA on the basis of the number of Registrable Securities owned, among the Selling Stockholders; and third, securities requested to be included in such registration by any stockholders of the Company other than the Selling Stockholders.

 2.4. WITHDRAWAL OR ABANDONMENT. Nothing contained in this Section 2 shall be construed as limiting or otherwise interfering with the right of the Company to withdraw or abandon in its sole discretion any registration statement filed by it in connection with a Piggyback
Registration notwithstanding the inclusion therein of Registrable
Securities.

3.    HOLDBACK AGREEMENTS

 Each of the Stockholder and the Company agree not to effect any public sale or public distribution of equity securities of the Company of any securities convertible into or exchangeable or exercisable for such securities during the 7 days prior to and the 180 days after any underwritten registration of equity securities of the Company becomes effective (except as part of such underwritten registration or except in connection with obligations of the Company existing on the effective date of the registration statement relating to such underwritten offering).

4.    REGISTRATION PROCEDURES

 WHENEVER THE STOCKHOLDERS HAVE REQUESTED THAT ANY REGISTRABLE SECURITIES BE REGISTERED PURSUANT TO SECTION 1 OF THIS AGREEMENT, UNLESS THE COMPANY ELECTS, AT ITS SOLE OPTION, TO MAKE A CASH PAYMENT TO THE HOLDER OF THE WARRANTS OR WARRANT STOCK AS MORE PARTICULARLY DESCRIBED IN SECTION 1.1(II) ABOVE IN LIEU OF PROCEEDING WITH A DEMAND REGISTRATION, THE COMPANY WILL, AS EXPEDITIOUSLY AS POSSIBLE, OR WHENEVER THE STOCKHOLDERS HAVE REQUESTED THAT ANY REGISTRABLE SECURITIES BE REGISTERED PURSUANT TO
SECTION 2 OF THIS AGREEMENT, THE COMPANY WILL, TO THE EXTENT APPLICABLE:
           (a)  PREPARATION AND FILING OF REGISTRATION STATEMENT.
Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish each Selling Stockholder with copies of all such documents proposed to be filed).
           (b) PREPARATION AND FILING OF AMENDMENTS AND SUPPLEMENTS. Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the greater of (x) a period of not less than 120 days or (y) until the Registrable Securities included therein have been sold.
           (c) COPIES OF DOCUMENTS. Furnish to each Selling Stockholder such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities included therein owned by such Selling Stockholder.
           (d) BLUE SKY QUALIFICATIONS. Use its best efforts to register or quality such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Selling Stockholders or managing underwriters may reasonably request; PROVIDED, HOWEVER, that in connection with any such registration or qualification the Company shall not be obligated to file a general consent to service of process, or to qualify to do business as a foreign corporation, or otherwise subject itself to taxation in connection with such qualification or compliance.
           (e) NOTIFICATION OF EFFECTIVENESS; AMENDMENTS. Notify each Selling Stockholder at any time when a prospectus relating to the Registrable Securities included therein is required to be delivered under the Securities Act within the period that the Company is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement as theretofore amended or supplemented contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such Selling Stockholder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.
           (f) LISTING. Cause all such Registrable Securities to be listed or included on securities exchanges on which similar securities issued by the Company are then listed or included.
           (g) TRANSFER AGENT AND REGISTRAR. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.
           (h) OTHER AGREEMENTS. Enter into such customary agreement (including an underwriting agreement containing customary terms and conditions, including usual and customary indemnification provisions, in form reasonably acceptable to the Company) and take such other customary actions as may be reasonable necessary to expedite or facilitate the disposition of such Registrable Securities.
           (i) LETTERS FROM INDEPENDENT ACCOUNTANTS. Obtain a "cold comfort" letter addressed to the Company from its independent accountants in such form and covering such matters of the type customarily covered by "cold comfort" letters delivered by such public accountants.
           (j) INSPECTION OF RECORDS. Make available for inspection by any Selling Stockholder, and, upon execution of a confidentiality agreement mutually acceptable to all parties, by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 THE COMPANY HEREBY REPRESENTS AND WARRANTS TO THE STOCKHOLDERS:
 5.1. DUE ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company.
 5.2. DUE AUTHORIZATION; BINDING EFFECT. The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
 5.3. NO VIOLATION OR DEFAULT. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder will not, violate any provisions of its charter or by-laws or constitute a default under any other agreement to which the Company is a party or by which it or its assets may be bound.


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6.    REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

 The Stockholder represents and warrants to the Company:
 6.1. DUE ORGANIZATION AND GOOD STANDING. The Stockholder is a national association, duly organized and validly existing under the laws of the United States of America and is duly qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on such Stockholder.
 6.2. DUE AUTHORIZATION; BINDING EFFECT. The execution and delivery of this Agreement by the Stockholder has been duly authorized by all necessary action and this Agreement constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms.
 6.3. NO VIOLATION. The execution and delivery of this Agreement by the Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, violate any provision of the organizational documents of such Stockholder.
 6.4. NO DEFAULT. The execution and delivery of this Agreement by the Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, violate any other agreement to which such Stockholder is a party or by which any of its assets may be bound.

7.    INFORMATION REGARDING SELLING STOCKHOLDERS


 EACH SELLING STOCKHOLDER SHALL PROVIDE TO THE COMPANY SUCH INFORMATION AS MAY BE REASONABLY REQUESTED BY THE COMPANY FOR USE IN THE PREPARATION AND FILING OF ANY REGISTRATION STATEMENT COVERING REGISTRABLE SECURITIES OWNED BY SUCH SELLING STOCKHOLDER, AND THE OBLIGATION OF THE COMPANY TO INCLUDE REGISTRABLE SECURITIES IN ANY REGISTRATION STATEMENT ON BEHALF OF ANY SELLING STOCKHOLDER SHALL BE SUBJECT TO SUCH SELLING STOCKHOLDER'S PROVIDING SUCH INFORMATION AS PROMPTLY AS PRACTICABLE.

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8.    INDEMNIFICATION
 8.1. INDEMNIFICATION BY THE COMPANY. The Company hereby indemnifies, to the extent permitted by law, each Selling Stockholder, its officers and directors, and each person who controls such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same occurs in reliance upon and in conformity with any information furnished in writing to the Company by any Selling Stockholder expressly for use therein or is caused by any such Selling Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Selling Stockholder with copies of the same.
 8.2. INDEMNIFICATION BY THE SELLING STOCKHOLDERS. In connection with any registration statement in which a Selling Stockholder is participating, each such Selling Stockholder will furnish to the Company in writing such information as is reasonably requested by the Company for use in such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission occurs in reliance upon and in conformity with information so furnished in writing by such Selling Stockholder specifically for use in the registration statement.
 8.3. PROCEDURES AS TO INDEMNIFICATION. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it may seek indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonable satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
           8.4. CONTRIBUTIONPROCEDURES AS TO INDEMNIFICATION. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense (including legal fees or expenses) as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, an indemnified Holder shall not be required to contribute any amount in excess of the net proceeds received by the indemnified Holder from the sale of the Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


9.    Condition to the Company's ObligationsCondition to the Companys
Obligations


 In connection with an underwritten offering, it shall be a condition to the Company's obligations to include Registrable Securities on behalf of any Selling Stockholder that the underwriters agree to indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein no misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission is contained in information furnished in writing by such underwriters on their own behalf specifically for use in preparing the registration statement.

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10.   FORM S-3 AND RULE 144FORM S3 AND RULE 144
      10.1. AVAILABILITY OF SHORT FORMAVAILABILITY OF SHORT FORM. The Company represents and warrants that it meets and will use its best efforts to continue to meet the requirements which must be met by the Company in order for the Registrable Securities to be registered in a Demand Registration on Form S-3 under the Securities Act or any comparable or successor form or forms; and the Company further represents and warrants that it has registered the Common Stock and will use its best efforts to register any other Registrable Securities and maintain the registration of any securities registered under the Securities Exchange Act of 1934 in accordance with the provisions of that Act.

      10.2. CONDITIONS OF RULE 144CONDITIONS OF RULE 144. The Company represents and warrants that it satisfies and will use its best efforts to continue to satisfy the conditions set forth in Rule 144 under the Securities Act which must be satisfied by an issuer in order for a holder of restricted securities to sell such securities under the provisions of such rule, including the timely filing of all reports required to be filed under the Securities Exchange Act of 1934, as amended.


11.   DefinitionsDefinitions

      11.1. AGREEMENTAGREEMENT. The term "AGREEMENT" shall mean this Registration Rights Agreement, as the same may be amended from time to time.

      11.2. COMMON STOCKCOMMON STOCK. The term "COMMON STOCK" shall mean the Common Stock, no par value, of the Company. This definition assumes that it is Common Stock which is the subject of the Agreement. If the securities covered are not Common Stock, a new definition would be required and appropriate changes would need to be made throughout the Agreement.


       11.3. COMPANYCOMPANY. The term "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

      11.4. DEMAND REGISTRATIONDEMAND REGISTRATION. The term "DEMAND REGISTRATION" shall have the meaning set forth in Section 1.1 hereof.

      11.6. PIGGYBACK REGISTRATIONPIGGYBACK REGISTRATION. The term "PIGGYBACK REGISTRATION" shall have the meaning set forth in Section 2.1 hereof.

      11.7. REGISTRABLE SECURITIESREGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means any Common Stock registered in the names of the Stockholders from time to time, any Warrant Stock issued or issuable upon exercise of Warrant, and any securities issued or to be issued with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) effectively registered under the Securities Act or disposed of in accordance with the registration statement covering them or (ii) transferred pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

      11.8. REGISTRATION EXPENSESREGISTRATION EXPENSES. The term "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or trading system on which similar securities issued by the Company are then listed or included, and fees and disbursements of counsel for the Company.

      11.9. RESTRICTED FORMRESTRICTED FORM. The term "RESTRICTED FORM" shall mean a form of registration statement under the Securities Act which imposes for its use a limitation on the maximum value or number of securities to be included therein.

      11.10. SECURITIES ACTSECURITIES ACT. The term "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      11.11. SELLING STOCKHOLDERSELLING STOCKHOLDER. The term "SELLING STOCKHOLDER" means any Stockholder who requests inclusion of all or a portion of its shares of Registrable Securities in a Demand Registration pursuant to Sections 1 herein or a Piggyback Registration pursuant to
Section 2.

      11.12. SHORT FORMSHORT FORM. The term "SHORT FORM" shall have the meaning set forth in Section 1.1 hereof.

      11.13. STOCKHOLDERSSTOCKHOLDERS. The term "STOCKHOLDER" or shall have the meaning set forth in the first paragraph hereof, and the term "STOCKHOLDERS" shall mean, collectively, the Stockholder and any other holder(s) of Warrants issued by the Company.

      11.14. UNDERWRITING COMMISSIONSUNDERWRITING COMMISSIONS. The term "UNDERWRITING COMMISSIONS" means all underwriting discounts or commissions relating to the sale of securities of the Company, but excludes any expenses reimbursed to underwriters.


12.   MiscellaneousMiscellaneous

      12.1. NOTICESNOTICES. Any notices required hereunder shall be sent by certified or registered mail, and shall be addressed to the address of the Company's corporate headquartered in the case of any notice to the Company, and until changed by notice to the Company, to the Stockholders at their address set forth opposite their signatures hereto.

      12.2. AMENDMENTS AND WAIVERSAMENDMENTS AND WAIVERS. The provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the written consent of the Stockholders which own 51% of the Registrable Securities. This provision would need to be modified depending on the number of Stockholders and the distribution of the shares among them.


       12.3. SUCCESSORS AND ASSIGNSSUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective transferees, successors and personal representatives of the Stockholders. The rights to cause the Company to register Registrable Securities pursuant to this Agreement shall follow the Warrants, and the Warrant Stock and shall be exercisable by the holders of any Warrants or Warrant Stock, including any transferees of Warrants or Warrant Stock.

      12.4. GOVERNING LAWGOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Connecticut.

      12.5. COUNTERPARTSCOUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
                                    STANDARD MANAGEMENT CORPORATION



                                    By /s/ STEPHEN M. COONS
                                         Name:  Stephen M. Coons
                                         Title: Executive Vice President
                                                and General Counsel

                                    FLEET NATIONAL BANK


                                    By /s/ R.J. KANE
                                         Name:  R.J. Kane
                                         Title: Senior Vice President


C&LDOC: S1827241.DOC <<Date>>